UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2019

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01. Other Events

On March 25, 2019, Titan International, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors has authorized a share repurchase program for the repurchase of up to $25 million of the Company’s outstanding common stock. Repurchases will be made from time to time in accordance with applicable securities laws in the open market and/or in privately negotiated transactions, and will include repurchases pursuant to Rule 10b5-1 trading plans. A committee of the Company’s Board of Directors comprised of Maurice M. Taylor Jr., Paul G. Reitz and Mark H. Rachesky, has been appointed to supervise the share repurchase program, based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the indenture governing the Company’s senior secured notes, and other factors. The share repurchase program will be effective as of the end of the third business day after the Company releases its first quarter 2019 financial results. The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended or terminated at any time at the Company’s discretion. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

99	Press release dated March 25, 2019, regarding Titan International, Inc. Announcing Authorization of Share Repurchase Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	March 25, 2019	By:	/s/ DAVID A. MARTIN
David A. Martin
SVP and Chief Financial Officer